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                              EXHIBIT NUMBER 10.5
                              -------------------

                 AMENDMENT NO. 1 TO NON-QUALIFIED STOCK OPTION
                                   AGREEMENT


          This Amendment to Non-Qualified Stock Option Agreement (the "Amendment"), dated October 30, 1995, is made by and between Cherokee Inc., a Delaware Corporation (the "Company"), and The Newstar Group, a California Corporation d/b/a/ The Wilstar Group (the "Optionee") with reference to the following facts:

          A. The Company and Optionee entered into a Non-Qualified Stock Option Agreement dated as of May 4, 1995 (the "Agreement").

          B. Pursuant to the Agreement, and amongst other things, Optionee was granted a Performance Option (as defined in the Agreement).

          C. The vesting and exercisability of the Performance Option is based, amongst other things, on the Equity Value (as defined in the Agreement) of the Company.

          D. On October 30, 1995 the Board of Directors of the Company authorized the Company, subject to certain conditions, to buy back up to 1,000,000 shares of the Company's Common Stock and authorized amending the Agreement to provide that any shares of Common Stock repurchased by the Company pursuant to the October 30, 1995 resolution be deemed to be outstanding for the purposes of determining the Equity Value of the Company.

          Now, therefore, the parties agree to amend the Agreement as follows:

          Section 1.7 of the Agreement is hereby amended in its entirety and as amended shall read as follows:

          "1.7    Equity Value.  "Equity Value" shall be the equity value of the
                  -------------
Company and shall be computed as the product of the average closing trading price of the Common Stock for any ninety (90) day period during the term of the Management Agreement multiplied by the weighted average number of outstanding shares of Common Stock during such period. In determining the weighted average number of outstanding shares, any shares of Common Stock repurchased by the Company pursuant to the resolution of the Company's Board of Directors dated October 30, 1995, shall be deemed to have not been purchased by the Company and
                                          ---
shall be considered outstanding shares. If a Uniform Sale occurs during such ninety (90) day period, then the Equity Values at which the Performance Option shall vest and be exercisable shall be prorated as set forth in Section 3.3 hereof."

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          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.


                            CHEROKEE INC., A DELAWARE CORPORATION
                            THE "COMPANY"

                            By:    Robert Margolis
                                   ------------------------

                            Name:  ROBERT MARGOLIS, CEO

                            Title: CHIEF EXECUTIVE OFFICER


                            By:    Cary D. Cooper
                                   ------------------------

                            Name:  CARY D. COOPER

                            Title: SECRETARY



                            THE NEWSTAR GROUP, A CALIFORNIA CORPORATION
                            D/B/A THE WILSTAR GROUP, THE "OPTIONEE"

                            By:    Robert Margolis
                                   ------------------------

                            Name:  ROBERT MARGOLIS

                            Title: PRESIDENT


                            By:    Barry Lublin
                                   ------------

                            Name:  BARRY LUBLIN

                            Title:  CHIEF FINANCIAL OFFICER AND VICE PRESIDENT

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